SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549


                            FORM 8-K


                         CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange
     Act of 1934

 Date of Report (Date of earliest event reported)  June 6, 2001


              GENERAL EMPLOYMENT ENTERPRISES, INC.
     (Exact name of registrant as specified in its charter)


          Illinois                  1-05707             36-6097429
(State or other jurisdiction      (Commission        (I.R.S. Employer
     of incorporation)            File Number)     Identification Number)


     One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois    60181
           (Address of principal executive offices)          (Zip Code)


                         (630) 954-0400
      (Registrant's telephone number, including area code)


                         Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)




Item 5.  Other events.

On June 6, 2001, Herbert F. Imhoff, the Company's Chairman of the
Board and Chief Executive Officer, passed away after a brief struggle with cancer.

Herbert F. Imhoff, Jr. will continue to manage the Company's day-to-day operations, as he has since his appointment as President and Chief Operating Officer in 1997.




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          GENERAL EMPLOYMENT ENTERPRISES, INC.
                                    (Registrant)


Date: June 19, 2001           By:  /s/ Herbert F. Imhoff, Jr.
                              Herbert F. Imhoff, Jr.
                              President and Chief Operating Officer